SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

EPIC FINANCIAL  CORPORATION

(Exact name of registrant as specified in its charter)

     Nevada

                              000-33417

               88-0451534

     (State or other jurisdiction of

                             (Commission File No.)

                   (I.R.S. Employer Identification No.)

    incorporation or organization)

7545 N. Del Mar Avenue, Suite 102, Fresno, California 93711

(Address of principal executive offices)

Registrant's telephone number, including area code:   (559)  435-2767

N/A

(Former name or former address, if changed since last report)

Item 3.02

Unregistered Sales of Equity Securities.

On April 14, 2005, the Company completed a transaction whereby it sold 260,000 shares of its Series D Convertible Preferred Stock to one purchaser, who was an existing shareholder of the Company’s Series C Preferred Stock and Common Stock.  As a part of this transaction, the purchaser also was issued an equal number of shares of the Company’s Common Stock.  The Company received consideration of $65,000 cash for this transaction.  A description of the conversion features of the Series D Preferred Stock is set forth in Exhibit 3.1.7 to the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on March 15, 2005.  These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were accredited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  April 15, 2005

EPIC FINANCIAL CORPORATION

By:  /s/ Rodney R. Ray

Rodney R. Ray, President